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                                                                  EXHIBIT-(a)1.5

                        FRANK RUSSELL INVESTMENT COMPANY

                       AMENDMENT TO MASTER TRUST AGREEMENT

                   Regarding Renaming the Short Term Bond Fund

AMENDMENT NO. 4 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the "Agreement"), done this 25th day of May, 2004, by the Trustees under such Agreement.

                                   WITNESSETH:

      WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate sub-trusts and classes thereof; and

      WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval;

      NOW, THEREFORE, the Trustees hereby redesignate the following sub-trust as set forth herein.

Redesignation of Sub-Trusts.

Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further sub-trusts, and without affecting rights and preferences of the existing sub-trusts, the Trustees hereby redesignate the sub trust-named "Short Term Bond Fund" to be named "Short Duration Bond Fund" effective on September 15, 2004.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Lynn L. Anderson                      /s/ Lee C. Gingrich
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Lynn L. Anderson                          Lee C. Gingrich

/s/ Paul E. Anderson                      /s/ Eleanor W. Palmer
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Paul E. Anderson                          Eleanor W. Palmer

/s/ Kristianne Blake                      /s/ Michael J. Phillips
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Kristianne Blake                          Michael J. Phillips

/s/ Daniel P. Connealy                    /s/ Raymond P. Tennison
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Daniel P. Connealy                        Raymond P. Tennison

/s/ Jonathan Fine                         /s/ Julie W. Weston
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Jonathan Fine                             Julie W. Weston